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                                                                    EXHIBIT 11.1

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                               AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (Unaudited)
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                                                                           Three Months Ended June 30,
                                                                                1997           1996
                                                                           -------------    ----------
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PRIMARY

Net income                                                                   $ 3,660,513    $2,559,855
                                                                             ===========    ==========
Weighted average number of common shares outstanding:
    Shares outstanding from beginning of period                               11,558,436     8,800,000
    Other issuances of common stock                                                    -             -
    Purchases of treasury stock                                                   (3,443)            -
    Common stock equivalents:
Additional equivalent shares issuable from assumed
    exercise of common stock options                                             212,752             -
                                                                             -----------    ----------
Weighted average common and common share equivalents                          11,767,745     8,800,000
                                                                             ===========    ==========
Net income per common share                                                  $      0.31    $     0.29
                                                                             ===========    ==========


FULLY DILUTED

Net income                                                                   $ 3,660,513    $2,559,855
                                                                             ===========    ==========
Weighted average number of common shares outstanding:
    Shares outstanding from beginning of period                               11,558,436     8,800,000
    Other issuances of common stock                                                    -             -
    Purchases of treasury stock                                                   (3,443)            -
    Common stock equivalents:
Additional equivalent shares issuable from assumed
    exercise of common stock options                                             229,449             -
                                                                             -----------    ----------
Weighted average common and common share equivalents                          11,784,442     8,800,000
                                                                             ===========    ==========
Net income per common share                                                  $      0.31    $     0.29
                                                                             ===========    ==========
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